UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2016

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2016, the Board of Directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) voted to expand the size of the Board from four to five directors and appointed Dr. Robin L. Smith, MD, MBA as a director of the Company, subject to Dr. Smith’s acceptance. Dr. Smith’s term began when she accepted her appointment as a director on June 22, 2016.

From July 2007 to December 2014, Dr. Smith, age 51, served as Chief Executive Officer of Caladrius Biosciences, Inc. (formerly NeoStem, Inc.). She also served as Chairman of the Board of Caladrius Biosciences, Inc. during that tenure and until December 2015. During her transition for the first 6 months of 2015, she served as Executive Chairman of the Board of Caladrius Biosciences, Inc. Dr. Smith currently serves on the board of directors of Signal Genetics, Inc., MYnd Analytics, Inc. and BioXcel Corporation. Dr. Smith is also the president and chairman of the board of The Stem for Life Foundation. She was also appointed to the board of directors, Science and Faith STOQ Foundation in Rome and the Capital Formation Committee of the Alliance for Regenerative Medicine.

Dr. Smith’s previous work experience includes serving as President and Chief Executive Officer of IP2M, a multi-platform media company specializing in healthcare, where under her leadership, the company was selected as being one of the 10 fastest growing technology companies in Houston. She also previously held the position of Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a national radiology management company. Dr. Smith has extensive expertise in business development and medicine, including extensive and diversified experience serving in executive and board level capacities for various medical enterprises and health care-based entities. Dr. Smith earned her M.D. from Yale University and her M.B.A. from the Wharton School of Business.

There are no understandings or arrangements between Dr. Smith and any other person pursuant to which Dr. Smith was selected as a director of the Company. Dr. Smith does not have any family relationship with any director or executive officer of the Company. Dr. Smith was appointed to serve on the Compensation Committee of the Board. It has not yet been determined whether she will serve on any other committees of the Board.

In connection with her service as a director, Dr. Smith will be compensated under the Company’s standard non-employee director compensation arrangement. The current arrangement is described in the Company’s 2016 annual meeting proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

June 23, 2016	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer